EXHIBIT (21)


                               Ethika Corporation
                                    Form 10KSB
                            List of Subsidiaries At
                               December 31, 1998


 Name:                                  Percent of Ownership
 -----                                  --------------------
Legislative Information
Services, Inc., a Delaware Corp.               100%

Vanguard, Inc., a Mississippi Corp.            100%

Executive Capital Corporation,
a Mississippi Corp.                            100%